UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.                      )

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☐	Preliminary Information Statement
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LAKE AREA CORN PROCESSORS, LLC
(Name of Registrant As Specified In Its Charter)
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LAKE AREA CORN PROCESSORS, LLC

46269 South Dakota Highway 34

P.O. Box 100

Wentworth, South Dakota 57075

NOTICE OF 2008 ANNUAL MEETING OF MEMBERS

To be Held Tuesday, June 10, 2008

To our Members:

The 2008 Annual Meeting of Members (the “2008 Annual Meeting”) of Lake Area Corn Processors, LLC (the “Company”) will be held on Tuesday, June 10, 2008, at the Dakota Prairie Playhouse, 1205 North Washington, Madison, South Dakota, 57042.  Lunch will begin at 12:00 p.m.  The 2008 Annual Meeting will follow lunch, and will commence at approximately 1:00 p.m.  The Board of Managers encourages you to attend the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2008 MEMBER MEETING TO BE HELD ON TUESDAY, JUNE 10, 2008:

•      This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the information statement before voting;

•      The information statement, ballot and annual report to members are available at http://www.dakotaethanol.com/lacp.html; and

•      If you want to receive a paper or e-mail copy of these documents, you must request one.  There is no charge to you for requesting a copy.  Please make your request for a copy by calling our office at (605) 483-2676 or toll free at (888) 539-2676 or emailing Alan May at amay@dakotaethanol.com or on our website http://www.dakotaethanol.com/lacp.html on or before June 3, 2008, to facilitate timely delivery.

The purposes of the meeting are to: (1) Elect three (3) managers to our Board of Managers; and (2) Transact such other business as may properly come before the 2008 Annual Meeting or any adjournments thereof.  The Board of Managers recommends a vote FOR the election of its nominees for Managers.

Only Members listed on the Company’s records at the close of business on April 11, 2008 are entitled to notice of the 2008 Annual Meeting and to vote at the 2008 Annual Meeting and any adjournments thereof.  For your ballot to be valid, it must be RECEIVED by the Company no later than 5:00 p.m. on Monday, June 9, 2008.

All members are cordially invited to attend the 2008 Annual Meeting in person.  However, to assure the presence of a quorum, the Board of Managers requests that you promptly sign, date and return the ballot, which is solicited by the Board of Managers, whether or not you plan to attend the meeting.  Ballots are available on the Company’s website at http://www.dakotaethanol.com/lacp.html and may be printed by the members.  If you wish to revoke your ballot at the meeting and execute a new ballot you may do so by giving notice to Alan May, our membership coordinator.  You may fax the ballot to the Company at (605) 483-2681 or mail it to us at P.O. Box 100, Wentworth, South Dakota 57075.

By order of the Board of Managers,

/s/ Ronald Alverson
Chairman of the Board
Wentworth, South Dakota
April 25, 2008

Lake Area Corn Processors, LLC

46269 South Dakota Highway 34

P.O. Box 100

Wentworth, South Dakota 57075

Information Statement

2008 Annual Meeting of Members

Tuesday, June 10, 2008

Lunch: 12:00 p.m.   Meeting: 1:00 p.m.

The information statement and ballot were prepared by the board of managers of Lake Area Corn Processors, LLC (the “Company”) for use at the 2008 Annual Meeting of Members of the Company to be held on Tuesday, June 10, 2008 (the “2008 Annual Meeting”), and at any adjournment thereof.  The 2008 Annual Meeting will be held at the Dakota Prairie Playhouse, 1205 North Washington, Madison, South Dakota, 57042.  Lunch will begin at 12:00 p.m.  The Annual Meeting will follow lunch, and will commence at approximately 1:00 p.m.  Distribution of this information statement and ballot to the members is scheduled to begin on or about April 25, 2008.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:           Why did I receive this Information Statement?

A:            The board of managers of the Company (the “Board”) is providing this information statement and ballot to enable you to vote at the 2008 Annual Meeting because you were a member of the Company at the close of business on April 11, 2008, the record date, and are entitled to vote at the meeting.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Q:           What am I voting on?

A:            At the 2008 Annual Meeting, the Members will vote for the election of three (3) managers.  The nominees are Craig Blindert, Todd Brown, Brian Woldt, and Dale Thompson.  Although the Board is not currently aware of any additional matters to be presented at the 2008 Annual Meeting, if other matters do properly come before the 2008 Annual Meeting, those present will vote on those matters if a quorum is present.

Q:           How many votes do I have?

A:            Each Class A member is entitled to one vote for each matter to be voted on at the 2008 Annual Meeting, regardless of how many capital units he or she owns.  For purposes of the 2008 Annual Meeting, because we will be electing three managers, there are three matters to be voted upon by the members.  This means that you may cast three votes, with no nominee receiving more than one vote each.  Our operating agreement does not provide for cumulative voting, which means that you cannot cast two or more votes for any one nominee.  You may not vote for less than three (3) nominees.  If you vote for less than three (3) nominees your ballot will be invalid.

Q:           How many Class A Members are there?

A:            As of April 11, 2008, there were 1,015 Class A members of record, which means there are 1,015 total votes available.

Q:           What constitutes a quorum?

A:            The presence, either in person or through an absentee ballot, of ten percent (10%) of the Class A members constitutes a quorum.  Based on the current number of Class A members, the presence of at least 102 members, either in person or through a properly executed ballot, would constitute a quorum.  If you submit a properly executed ballot, you will be considered present at the 2008 Annual Meeting for the purpose of establishing a quorum.

Q:           What is the voting requirement to elect the managers?

A:            In the election of managers, the three (3) persons receiving the greatest number of votes relative to the votes cast for their competitors will be elected regardless of whether an individual nominee receives votes from a majority of the quorum.

Q:           What is the effect of an abstention or broker non-votes?

A:            Abstentions and broker non-votes will be counted towards establishing a quorum for the meeting, but will not be counted for purposes of tabulating the vote on manager elections due to the fact that managers are elected by plurality vote.  Plurality vote means the three nominees receiving the greatest number of votes will be elected, so abstentions and broker non-votes do not count either for or against a manager or nominee.

Q:           What if I vote against a nominee or abstain from voting?

A:            Neither South Dakota law nor our operating agreement provides for dissenters appraisal rights or similar rights.  Therefore an abstention or a vote against a proposed nominee does not affect the availability of appraisal rights or similar rights and does not give you the right to dissent from the action and obtain an appraisal of your units or grant you any similar right.

Q:           How do I vote?

A:            You may vote at the 2008 Annual Meeting using either of the following methods:

•      Ballot.  You may cast your votes for the manager election by executing a ballot for the 2008 Annual Meeting and submitting it to the Company prior to the 2008 Annual Meeting.  The Company urges you to specify your choices by marking the appropriate boxes on your ballot for the 2008 Annual Meeting.  After you have marked your choices, please sign and date the ballot and return it to the Company, either by mail at P.O. Box 100, Wentworth, South Dakota, 57075 or fax it to the Company at (605) 483-2681.  All ballots submitted by mail or fax must be RECEIVED by the Company by 5:00 p.m. on June 9, 2008.

•      In person at the 2008 Annual Meeting.  All members may present the ballot in person at the 2008 Annual Meeting to cast the member’s vote for the manager election.

Q:           What can I do if I change my mind after I send in my ballot?

A:            You may revoke your ballot by:

•      Giving written notice of the revocation, which must be RECEIVED prior to 5:00 p.m. on June 9, 2008, to Alan May, Membership Coordinator, at the Company’s offices at P.O. Box 100, Wentworth, South Dakota, 57075 or by fax at (605) 483-2681; or

•      Giving personal or written notice of the revocation to Alan May, Membership Coordinator, at the commencement of the 2008 Annual Meeting.

Q:           What happens if I mark too few or too many boxes on the ballot?

A:            If you do not mark any choices on the ballot no nominee will receive your vote.  If you mark votes for more than three choices on the ballot, your ballot will be void and no nominee will receive your vote.  If you mark a vote for either one or two choices on the ballot, your ballot will be void and no nominee will receive your vote.  If you properly execute a ballot and you do not select any choices on the ballot or you mark too many or too few choices on the ballot, your vote will not be counted in the election; however, you will be counted for the purpose of determining whether a quorum is present at the meeting.

Q:           Who can attend the 2008 Annual Meeting?

A:            All members as of the close of business on the record date, and their immediate families, may attend the 2008 Annual Meeting.

Q:           What is the record date for the 2008 Annual Meeting?

A:            April 11, 2008.

Q:           Who will count the vote?

A:            All votes will be tabulated by Alan May and Mark Schultz, who were appointed Election Inspectors by the Board and will be overseen by company legal counsel.

YOUR VOTE IS IMPORTANT.  PLEASE COMPLETE, SIGN AND RETURN YOUR BALLOT NO LATER THAN 5:00 P.M. ON MONDAY, JUNE 9, 2008 (CENTRAL DAYLIGHT TIME) WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

ELECTION OF MANAGERS

Seven elected managers comprise our Board of Managers.  The Board is currently divided into three-year staggered terms.  Three manager seats are up for election by the members at the 2008 Annual Meeting, and the terms of the remaining elected managers expire in either 2009 or 2010.  The following persons have been nominated for the 2008 election by the nomination committee to fill the three open seats:

Name	Term
Craig Blindert	Three year term ending in 2011
Todd Brown	Three year term ending in 2011
Brian Woldt	Three year term ending in 2011
Dale Thompson	Three year term ending in 2011

Detailed information regarding each nominee is provided in the “Information about Nominees” section below.

INFORMATION ABOUT NOMINEES

The table below contains certain information with respect to the nominees for election to the Board at the 2008 Annual Meeting.  Todd Brown, Brian Woldt, and Dale Thompson have served on the Board since the Company’s inception.  The remaining nominee, Craig Blindert, has not previously served on the Board. All of the manager nominees satisfy the definition of independence under NASDAQ Rule 4200(a)(15) except Brian Woldt because he was an executive officer of the Company within the last three years.  We determined the independence of our manager nominees by looking at their business, familial and social relationships as they relate to the Company.  We have determined that the corn delivery agreements that members of the Company have, including some of the managers, do not affect the independence of our managers as corn deliveries are based on prices generally available to our members.

Name and Address	Age	Board Member Since	Background

Dale L. Thompson Vice-Chairman 44762 241st Winfred, SD 57076	60	1999

For the past thirty-nine years, Mr. Thompson has been self-employed as a farmer on a 2,500 acre farm in Lake County, South Dakota. Mr. Thompson is a member of Trinity Lutheran Church in Madison. Mr. Thompson is a 1965 graduate from Orland High School and graduated in 1969 from South Dakota State University. Mr. Thompson is presently serving on the KingBrook Rural Water Board, the State Value Added Board and is the treasurer for the State of South Dakota Water Board. Mr. Thompson has been a member of the Board since our inception. Mr. Thompson has served as our Vice-Chairman since 2007. Mr. Thompson also serves on the board of directors of Dakota Ethanol, LLC, a wholly-owned subsidiary of Lake Area Corn Processors, LLC.

			Mr. Thompson will serve as Vice-Chairman of the Board indefinitely at the pleasure of the Board or until his earlier resignation, death or removal.

Todd M. Brown 47139 246th Street Dell Rapids, SD 57022	42	1999

For the past 26 years, Mr. Brown has been the owner/operator of a farming operation in Dell Rapids, South Dakota. Mr. Brown oversees the day-to-day business of the farm. Mr. Brown graduated from St. Mary’s High School in Dell Rapids South Dakota in 1983. Mr. Brown was employed by Sweetman Construction in 1982 and LG Everist in 1983. Mr. Brown and his wife Michelle have 3 children, Eric, Chelsey, and Mitchell. Mr. Brown is an active volunteer at St. Mary’s School and St. Mary’s Catholic Church, is a volunteer basketball coach for the 5th grade basketball team and is an officer of the St Mary’s 400 Club. Mr. Brown’s farming operation consists of a corn and soybean rotation as well as hay production for his cow calf operation. Mr. Brown is a member of the American Corn Growers Association, National Farmers Organization, and the South Dakota Cattlemen’s Association. Mr. Brown has been a member of the Board since our inception. Mr. Brown also serves on the board of directors of Dakota Ethanol, LLC, a wholly-owned subsidiary of Lake Area Corn Processors, LLC.

Brian D. Woldt 46242 230th Street Wentworth, SD 57075	43	1999

For the past 14 years, Mr. Woldt has operated a farm in Wentworth, South Dakota. Mr. Woldt graduated from Rutland High School and attended National College of Business in Sioux Falls, before moving to Dallas, Texas for 12 years. Mr. Woldt held various technical and financial positions while employed at Electronic Data Systems and Perot Systems Corporation. Mr. Woldt returned to Lake County in 1993 to pursue a farming career. Mr. Woldt has been farming since 1994 and is currently serving on the South Dakota Corn Processing Investment Fund. Mr. Woldt also sits on the board of directors of Dakota Ethanol, LLC, a wholly-owned subsidiary of Lake Area Corn Processors, LLC. Mr. Woldt has been a member of the Board since our inception.

Craig Blindert 450 E. Sabers Avenue Salem, SD 57058	55	—

Since 1976, Craig Blindert has operated and managed a 1,300 acre farm in Salem South Dakota. Mr. Blindert graduated from Salem High School in 1971 and attended South Dakota State University from 1974 – 1976. Mr. Blindert and his wife, Glenda, have two grown children, Bridget and Luke. Mr. Blindert’s farming operation consists of a corn and soybeans rotation. He is co-owner with his wife, Glenda, of Blindert Insurance Agency, a provider of crop/farm/home/auto insurance. He is a member of St. Mary’s Catholic Church in Salem and served on the school committee for four years. Mr. Blindert is on the board of directors of Farmers Pork LLC, a 3500 sow farrow to isowean hog operation located northwest of Salem. Mr. Blindert has completed a two year course with the South Dakota Agricultural and Rural Leadership, an adult education program designed to enhance rural leadership in South Dakota. Mr. Blindert is a lifetime member of the South Dakota Farmers Union, a lifetime member of the South Dakota Corn Growers, and a member of the South Dakota Soybean Association.

INFORMATION ABOUT NON-NOMINEE MANAGERS

The following table contains certain information with respect to the members of our Board who are not nominees for election at the 2008 meeting.  All of the non-nominee managers satisfy the definition of independence under NASDAQ Rule 4200(a)(15) except Douglas Van Duyn because he was an executive officer of the Company within the last three years.  We determined the independence of our non-nominee managers by looking at their business, familial and social relationships as they relate to the Company.

Name and Address	Age	Term Expires	Background

Ronald Alverson Chairman 24212 459th Avenue Chester, SD 57016	56	2009

For the past thirty-four years, Mr. Alverson has been owner/operator of RS,Inc., a grain production enterprise near Chester, South Dakota. Mr. Alverson graduated from Chester High School in 1970 and from South Dakota State University in 1974 with a bachelor of science in agronomy. Mr. Alverson was a founding member and past president of the South Dakota Corn Grower’s Association, and past Board member of the National Corn Grower’s Association. Mr. Alverson has served on the Board since the Company’s inception. Mr. Alverson is also a member of the board of directors of Dakota Ethanol, LLC, a wholly-owned subsidiary of Lake Area Corn

			Processors, LLC. Mr. Alverson has served as our Chairman since 2007.

			Mr. Alverson will serve as Chairman of the Board indefinitely at the pleasure of the Board or until his earlier resignation, death or removal.

Randy Hansen Secretary 46094 239th Street Wentworth, SD 57075	49	2009

For the past 18 years, Mr. Hansen has been a partner in Longacre Farms Inc., a 1,500 acre farm producing corn, soybeans and hay. Mr. Hansen also manages a background to finish feedlot with a 1,000 head capacity. Mr. Hansen graduated from South Dakota State University in 1980 with a Bachelor of Science degree in Agriculture Engineering. Mr. Hansen has been involved in production agriculture since 1980, producing corn, soybeans, and alfalfa, along with operating a cattle feeding operation. Mr. Hansen was elected to the Chester Area school board in 1986 where he served 15 years. Mr. Hansen is also a member of the South Dakota Corn Growers Association. Mr. Hansen was first elected to the Board at our 2006 Annual Meeting. Mr. Hansen also sits on the board of directors of Dakota Ethanol, LLC, a wholly-owned subsidiary of Lake Area Corn Processors, LLC. Mr. Hansen has served as our Secretary since 2007.

			Mr. Hansen will serve as Secretary of the Board indefinitely at the pleasure of the Board or until his earlier resignation, death or removal.

Rick Kasperson Treasurer 21664 457th Avenue Arlington, SD 57212	51	2010

For the past 27 years, Mr. Kasperson has been a partner in the Kasperson Brothers Partnership. Mr. Kasperson farms with his brother David in the Sinai South Dakota area. The partnership farming operation consists of corn, soybeans, alfalfa, and a beef cow-calf operation. It also includes a Pioneer Hi-Bred seed dealership. Mr. Kasperson attended and graduated in Ag Engineering from South Dakota State University in May of 1979. Mr. Kasperson was a director of the South Dakota Corn Growers Association. He served as president for one year and as chairman of the board for two years. Mr. Kasperson was first elected to the Board at our 2007 Annual Meeting. Mr. Kasperson also sits on the board of directors of Dakota Ethanol, LLC, a wholly-owned subsidiary of Lake Area Corn Processors, LLC. Mr. Kasperson has served as our Treasurer since 2007.

			Mr. Kasperson will serve as Treasurer of the Board of managers indefinitely at the pleasure of the Board or until his earlier resignation, death or removal.

Douglas Van Duyn 46316 250th Street Colton, SD 57018	55	2010

For the past thirty-seven years, Mr. Van Duyn has been self-employed by the Double D Feedyard in Colton, South Dakota. Mr. Van Duyn graduated from Tri-Valley High School in 1971 and has been engaged in a farming operation since that time. Mr. Van Duyn’s farming operation includes a crop rotation of corn, soybeans and alfalfa. The feed yard enterprise consists of fed cattle specializing in finishing cattle. Mr. Van Duyn has served 5 years as the Chairman of South Dakota Cattlemen’s Live Cattle Marketing Committee. Mr. Van Duyn is currently serving as voting member representing the South Dakota Feeder Council to SDCA’s state Board of Directors.  Mr. Van Duyn has recently been named to SDCA’s Environmental Issues Working Group and is serving on the NRCS State Technical Committee dealing with environmental issues to the cattle industry. Serving on BOD for the South Dakota Livestock Foundation and

recently completed a two year course - South Dakota Agriculture and Rural Leadership, an adult education program designed to enhance rural leadership in South Dakota. Mr. Van Duyn’s family was honored as Sioux Empire Farm Family of the year in 2000. Mr. Van Duyn served 18 years as Township Supervisor in Taopi Township as Director of Minnehaha County Cattlemen’s Association and as Director of Colton Farmers’ Elevator. Mr. Van Duyn has been a member of the Board since the Company’s inception. Mr. Van Duyn also sits on the board of directors of Dakota Ethanol, LLC, a wholly-owned subsidiary of Lake Area Corn Processors, LLC.

EXECUTIVE OFFICERS AND MANAGEMENT

Executive Officers of Lake Area Corn Processors, LLC

Our executive officers are set forth below.  Some of these individuals are also members of our Board, and additional information about them can be found above under “Information About Nominees” and “Information About Non-Nominee Managers.”  The officers of the Company will hold their positions indefinitely at the pleasure of the Board until their earlier death, resignation or removal.

Name	Position
Scott Mundt	Chief Executive Officer
Robbi Buchholtz	Chief Financial Officer
Ronald Alverson	Chairman
Randy Hansen	Secretary
Dale Thompson	Vice-Chairman
Rick Kasperson	Treasurer

Name and Address	Age	Background

Scott Mundt Chief Executive Officer (Principal Executive Officer) 46269 South Dakota Highway 34 P.O. Box 100 Wentworth, South Dakota 57075	46

Mr. Mundt has been the General Manager of Dakota Ethanol, the Company’s wholly-owned subsidiary, since 2006 and was employed by Dakota Ethanol as a transition coordinator in 2005. Prior to his positions with Dakota Ethanol, Mr. Mundt was the Vice President of Manufacturing for Fey Industries. Mr. Mundt managed the day-to-day operations of Fey Industries and approximately 200 employees. Mr. Mundt currently sits on the board of directors of Renewable Products Marketing Group, LLC, a private company, the Company’s ethanol marketer and the Renewable Fuels Association. Mr. Mundt is employed by Dakota Ethanol pursuant to an employment agreement. The employment agreement with Mr. Mundt is for at will employment and may be terminated by either party at any time.

Robbi Buchholtz Chief Financial Officer (Principal Financial Officer) 46269 South Dakota Highway 34 P.O. Box 100 Wentworth, South Dakota 57075	37

Mr. Buchholtz has been employed as the Controller of Dakota Ethanol for the past six years. Prior to his employment with Dakota Ethanol, Mr. Buchholtz worked in public accounting for 8 years. Mr. Buchholtz will continue his employment with the Company until his earlier resignation, death or removal.

Board of Managers of Dakota Ethanol, LLC

Lake Area Corn Processors, LLC owns Dakota Ethanol, LLC (“Dakota Ethanol”) as a wholly-owned subsidiary.  Dakota Ethanol owns and operates a 40 million gallon ethanol plant in Wentworth, South Dakota, which produces ethanol and distiller’s grains.

Dakota Ethanol’s board of managers consists of seven individuals. Lake Area Corn Processors elects all seven members of Dakota Ethanol’s board of managers.  The Company selected Douglas Van Duyn, Brian Woldt, Randy Hansen, Dale Thompson, Rick Kasperson, Ronald Alverson and Todd Brown, each of whose biographical information is provided above, to represent us on Dakota Ethanol’s board of managers.

Officers of Dakota Ethanol, LLC

The Officers of Dakota Ethanol are Brian Woldt, Chairman; Randy Hansen, Vice-Chairman; Rick Kasperson, Secretary; and Todd Brown, Treasurer.  Scott Mundt and Robbi Buchholtz are employees of Dakota Ethanol but are not executive officers of Dakota Ethanol.  Detailed information about all Officers of Dakota Ethanol can be found above under “Information About Nominees” and “Information About Non-Nominee Managers.”

BOARD OF MANAGERS’ MEETINGS AND COMMITTEES

The Board generally meets on a bi-monthly schedule.  The Board held fifteen (15) meetings during the fiscal year ended December 31, 2007.  Each manager attended at least 75% of the meetings of the Board during the fiscal year ended December 31, 2007 except Rick Kasperson who was elected to the Board in June 2007 and attended each meeting of the Board during the time in which he was a manager.

The Board does not have a formalized process for holders of capital units to send communications to the Board. The Board believes this is reasonable given the accessibility of our managers.  Members desiring to communicate with the Board are free to do so by contacting a manager via the Company’s website, fax, phone or in writing.  The names of our managers are listed on the Company’s website at http://www.dakotaethanol.com/lacp.html.

The Board does not have a policy with regard to managers’ attendance at annual meetings. Last year, all seven (7) of our managers attended the Company’s annual meeting.  Due to this high attendance record, it is the view of the Board that such a policy is unnecessary.

Audit Committee

The primary duties and responsibilities of the Audit Committee are to: (i) monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, legal and regulatory compliance; (ii) appoint, compensate, retain and monitor the independence and qualifications of the Company’s independent auditors; (iii) monitor the performance of the Company’s internal audit function and independent auditors; and (iv) prepare an audit committee report to be included in the Company’s annual information statement.

The audit committee of the Board operates under a charter adopted by the Board, a copy of which was attached to the Information Statement for the 2005 Annual Meeting, filed with the Securities and Exchange Commission on May 2, 2005. Under the charter, the audit committee must have at least three (3) members.  The Board appointed Ronald Alverson, Todd Brown, Doug Van Duyn, Randy Hansen, Rick Kasperson, Dale Thompson and Brian Woldt to serve on the audit committee.  The chairperson of the audit committee is Rick Kasperson.  The audit committee held four (4) meetings during the fiscal year ended December 31, 2007.  All of our audit committee members attended at least 75% of the audit committee meetings except Rick Kasperson who became a member of the audit committee after his election to the Board in June 2007.  Mr. Kasperson attended each meeting of the audit committee during the time in which he was a manager.

The audit committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, a majority of our audit committee is independent within the definition of independence provided by NASDAQ rules 4200 and 4350.  Brian Woldt and Douglas Van Duyn do not qualify as independent directors under the NASDAQ definition because they were executive officers of the Company within the last three years.  Since neither Douglas Van Duyn nor Brian Woldt are currently executive officers of the Company, we believe it is appropriate for them to sit on the Company’s audit committee.

The Board has determined that we do not currently have an audit committee financial expert serving on our audit committee.  We do not have an audit committee financial expert serving on our audit committee because no member of our Board has the requisite experience and education to qualify as an audit committee financial expert as defined in Item 401 of Regulation S-K and the Board has not yet created a new manager position expressly for this purpose.  The Board intends to consider such qualifications in future nominations to our Board and appointments to the audit committee.

Change in Independent Registered Accountant

For the fiscal year ended December 31, 2006, we decided to change our independent registered public accountants, and accordingly dismissed Eide Bailly, LLP (“Eide Bailly”) on January 8, 2007.  Eide Bailly’s reports on the Company’s financial statements from our inception, including the past two years, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to change independent registered public accountants was recommended and approved by our audit committee.

There were no disagreements with Eide Bailly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Eide Bailly’s satisfaction would have caused it to make reference to the subject matter of the disagreement in connection with its report.

We have provided Eide Bailly with the contents of this disclosure and Eide Bailly issued a letter indicating their agreement with this disclosure which was filed with the Commission on a Form 8-K on January 10, 2007.

On January 8, 2007, we engaged McGladrey & Pullen, LLP as our new independent registered public accountant to audit our financial statements.  This engagement was approved by our audit committee.

Audit Committee Report

The audit committee delivered the following report to the Board on March 14, 2008. The following report of the audit committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

The audit committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process.  The Company’s independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles.  The committee reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2007.  The committee has discussed with McGladrey & Pullen, LLP, its independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with audit committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The committee has received and reviewed the written disclosures and the letter to management from McGladrey & Pullen, LLP as required by Independence Standards Board Standard No. 1, and has discussed with the auditors the auditors’ independence.  The committee has considered whether the provision of services by McGladrey & Pullen not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Forms 10-Q are compatible with maintaining McGladrey & Pullen’s independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Audit Committee
Rick Kasperson, Chairman
Todd Brown
Douglas Van Duyn
Randy Hansen
Ron Alverson
Dale Thompson
Brian Woldt

Independent Registered Public Accounting Firm

The audit committee selected McGladrey & Pullen, LLP as independent registered public accountants for the fiscal year January 1, 2008 to December 31, 2008.  A representative of McGladrey & Pullen, LLP is expected to be present at the annual meeting of members and will have an opportunity to make a statement if so desired.  The representative is also expected to be available for questions from the members.

Audit Fees

The aggregate fees billed by the principal independent registered public accountants, McGladrey & Pullen, LLP and RSM McGladrey, Inc., an affiliate of McGladrey & Pullen, LLP, to the Company for the fiscal years ended December 31 are as follows:

Category	Year	Fees
Audit Fees (1)	2007	$97,500
	2006	$69,802
Audit-Related Fees	2007	$0
	2006	$0
Tax Fees	2007	$0
	2006	$0
All Other Fees(2)	2007	$0
	2006	$20,782

(1)   Audit fees also consist of review of statutory and regulatory filings and research and consultation related to such filings.

(2)   Other fees for 2006 were related to Sarbanes Oxley Section 404 compliance consulting services from RSM McGladrey, Inc.

Prior to engagement of the principal independent registered public accountants to perform audit services for the Company, the principal accountant was pre-approved by our audit committee pursuant to Company policy requiring such approval.

One hundred percent (100%) of all audit services, audit-related services, tax-related services and other fee services were pre-approved by our audit committee.

Nomination Committee

The nomination committee oversees the identification, evaluation and recommendation of individuals qualified to be managers of the Company. The major responsibilities of the nomination committee are to:

•      Develop a nomination process for candidates for the Board;

•      Establish criteria and qualifications for membership on the Board;

•      Identify candidates to fill positions on the Board;

•      Recommend candidates for vacancies on the Board;

•      Recommend to the Board candidates for election or reelection.

The nomination committee operates under a charter adopted by the Board, a copy of which can be found on our website at www.dakotaethanol.com/lacp.html.  The nominating committee held two meetings during our 2007 fiscal year and all members of the nominating committee attended at least 75% of the meetings.  During our 2007 fiscal year the nominating committee consisted of Loren Olson, Dave Wolles, and Donald Johnson, each of whom was a member of the Company.  The nomination committee is currently comprised of three members of the Company who do not currently serve on the Board. The three members currently serving are Mark Schultz, Dave Feige, and Loren Olsen, each of whom does not satisfy all of the requirements to be deemed an independent director under NASDAQ Rule 4200(a)(15).

Nomination Process

The nomination committee generally identifies potential candidates to the Board using two methods. First, the nomination committee solicits Class A members annually to submit nominations of persons to the nomination committee for consideration of being elected to the Board.  Second, the nomination committee attempts to solicit individuals whom it believes would make good candidates to the Board in light of specific qualities, skills or needs of the Board.

Before the nomination committee approves and recommends any person for nomination, the person must meet certain minimum qualifications. The person must have no criminal record or disciplinary history pertaining to certain specified acts or events; the person must be “independent” as defined by the SEC and NASDAQ, except that a person is not prohibited from serving if he or she receives payment from the Company for the delivery and sale of corn to the Company; the person must satisfactorily complete a nomination application that requests certain personal background information, including employment history, educational background and community or organization involvement; and the person must possess certain general qualities including superb ethics, loyalty and commitment, a willingness to act on and be accountable for decisions, an ability to analyze and communicate effectively, and an ability to work well with others.

In preparation for the 2008 Annual Meeting, the nomination committee actively solicited all members to submit nominations to the Board. On or about February 11, 2008, the nomination committee notified all members of the opportunity to submit nominations to the Board for the 2008 Annual Meeting and election through a notice in the Company’s newsletter. Members were required to return a nomination application to the nomination committee no later than April 1, 2008. In response to this notice, the nomination committee received a total of four nominations from the members, three of whom are incumbents of the Board.

The nomination committee approved and recommended to the Board that the four nominees submitted by the members be included on the ballot for the 2008 Annual Meeting and election. Detailed information about each nominee is provided above in the “Information about Nominees” section.  Mr. Dale Thompson, Mr. Todd Brown, and Mr. Brian Woldt are incumbents of the Board.  Mr. Craig Blindert was nominated by a member of the Company pursuant to the procedures set forth in our operating agreement.

Forward-Looking Statements

This information statement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, these expectations may not prove to be correct.  The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission.  Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2007, as filed with the SEC.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  We do not undertake any duty to update any forward-looking statement.

Compensation Committee

The Company does not currently have a standing compensation committee.  The entire Board serves as the compensation committee and makes all compensation awards.  However, the Company is in the process of establishing a compensation committee that will meet during the Company’s 2008 fiscal year.  Since the Company did not have a compensation committee during its 2007 fiscal year, the Company does not have a compensation committee charter.  However, the Company will adopt a compensation committee charter at the committee’s first meeting during our 2008 fiscal year.  Brian Woldt and Douglas Van Duyn sit on the Board and therefore the compensation committee and are not considered independent under the NASDAQ Rule 4200(a)(15) definition due to the fact that they were executive officers of the Company within the last three years.

Compensation Committee Interlocks and Insider Participation

As stated above, we do not have a standing compensation committee.  Our Board makes all decisions with respect to the compensation paid to our managers, executive officers and significant employees and the executive officers and significant employees of our subsidiary Dakota Ethanol.  Until August 2007, our two executive officers, Douglas Van Duyn and Brian Woldt, were members of the Board.  During their tenure as our two executive officers, Douglas Van Duyn and Brian Woldt did not receive any compensation for their services as our principal executive officer and principal financial officer apart from the compensation they received as managers of the Company, on the same terms as the other managers.  However, in August 2007, Douglas Van Duyn and Brian Woldt stepped down as our principal executive officer and principal financial officer.  Our new principal executive officer is Scott Mundt and our new principal financial officer is Robbi Buchholtz.  In the future, our principal executive officer and principal financial officer will not participate in compensation decisions that affect their compensation.

SUMMARY COMPENSATION TABLE

The following table sets forth all the compensation paid by us to our principal executive officer and our principal financial officer during the years ended December 31, 2007, 2006 and 2005.  In August 2007, Douglas Van Duyn and Brian Woldt resigned as our principal executive officer and principal financial officer respectively.  In their place, the Board appointed Scott Mundt as the Company’s principal executive officer and Robbi Buchholtz as the Company’s principal financial officer.

Name and Principal Position	Year		Salary	Bonus	All Other Compensation	Total
			($)	($)	($)	($)
Scott Mundt	2007		90,000	**64,466	*4,606	159,072
Principal Executive Officer	2006		90,000	**156,156	*4,512	250,668
	2005		18,750	**5,540	411	24,701
Robbi Buchholtz	2007		74,521	17,631	—	92,152
Principal Financial Officer	2006	(1)	—	—	—	—
	2005	(1)	—	—	—	—
Douglas Van Duyn	2007	(2)	—	—	4,270	4,270
Principal Executive Officer	2006	(3)	—	—	1,825	1,825
	2005	(4)	—	—	2,200	2,200
Brian Woldt	2007	(5)	—	—	4,450	4,450
Principal Financial Officer	2006	(6)	—	—	2,025	2,025
	2005	(7)	—	—	2,400	2,400

*                                           Consists of perquisites including medical and health insurance, life insurance, and a qualified retirement plan.

**                                    Mr. Mundt receives a cash bonus at a rate of three tenths of one percent (0.3%) of our monthly adjusted earnings as that term is defined in Mr. Mundt’s employment agreement.

(1) Mr. Buchholtz was appointed Chief Financial Officer in August 2007 and therefore no information is disclosed for fiscal years 2005 and 2006.

(2) Includes $1,800 Mr. Van Duyn received for Lake Area Corn Processors, LLC meetings and $2,170 Mr. Van Duyn received for Dakota Ethanol, LLC meetings and $300 in communications allowance.

(3) Includes $700 Mr. Van Duyn received for Lake Area Corn Processors, LLC meetings and $900 Mr. Van Duyn received for Dakota Ethanol, LLC meetings and $225 in communications allowance.

(4) Includes $900 Mr. Van Duyn received for Lake Area Corn Processors, LLC meetings and $1,000 Mr. Van Duyn received for Dakota Ethanol, LLC meetings and $300 in communications allowance.

(5) Includes $1,850 Mr. Woldt received for Lake Area Corn Processors, LLC meetings and $2,300 Mr. Woldt received for Dakota Ethanol, LLC meetings and $300 in communications allowance.

(6) Includes $700 Mr. Woldt received for Lake Area Corn Processors, LLC meetings and $1,100 Mr. Woldt received for Dakota Ethanol, LLC meetings and $225 in communications allowance.

(7) Includes $1,200 Mr. Woldt received for Lake Area Corn Processors, LLC meetings and $900 Mr. Woldt received for Dakota Ethanol, LLC meetings and $300 in communications allowance.

Other than our principal executive officer, no officer or other employee received compensation in excess of $100,000 during any of the fiscal years ended December 31, 2007, 2006 and 2005.  Mr. Scott Mundt is compensated based on an employment contract with the Company in which he is paid a base salary of $90,000 per year and a bonus based on the adjusted net income of the Company.  Mr. Scott Mundt has discretion to set the compensation of our principal financial officer, Mr. Robbi Buchholtz.  The Board sets the compensation that is paid to the managers for their services as managers.  We have not issued either directly or as part of a long-term incentive plan, any options or stock appreciation rights or any other equity-based compensation to any executive officer or manager on the Board.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objective

The Company pursues a compensation objective that allows for maximum transparency to our members and allows for performance based compensation.  Currently, the Company only provides for cash compensation, either in the form of base salaries or cash performance bonuses.  The Company currently does not have any unit option or equity-based compensation or stock appreciation right compensation.  We currently only have one employment agreement and that is with our principal executive officer.  Other than Mr. Mundt, none of our executive officers, directors or employees receives compensation in amounts greater than $100,000.  Our Board makes executive compensation decisions based on market rates for similarly qualified individuals in our field and strives to provide comparable compensation to other companies in our industry.  Our Board currently makes all executive compensation decisions except for compensation decisions the Board has delegated to the Company’s principal executive officer.  For our 2008 fiscal year, we anticipate establishing a compensation committee which will review our executive officer and board of managers’ compensation arrangements.

We compensate members of our board of managers at a fixed rate based on the number of meetings each attends and for certain out of pocket expenses.  Our managers do not receive any additional performance based compensation including any stock options or stock appreciation rights.

Mr. Mundt, our Principal Executive Officer receives on a monthly basis a cash bonus based on the performance of the ethanol plant equal to 0.3% of the Company’s monthly adjusted earnings.  The Board believes this is important in order to encourage the efficient operation of the ethanol plant and to institute accountability between performance and compensation for our principal executive officer.  In addition to the performance based cash bonus Mr. Mundt receives, all of our other employees receive an annual cash bonus equal to one percent of the net income of our plant.  This cash bonus is split equally among all qualifying employees who have been employed at the ethanol plant for at least six months, which includes our principal financial officer.  The Company believes that this cash bonus compensation provides an incentive to our employees to operate the plant in an efficient manner and ties bonus compensation to the performance of our ethanol plant.

The fact that we only have one employment contract and do not offer any option or stock appreciation based compensation allows us to control the level of our compensation on a year to year basis.  We only compensate our employees, directors and executive officers based on cash awards and will not therefore have to make any future compensation payments for previous years activities.  This allows us to tie our compensation to the year when the services were rendered and our ethanol plant’s performance in that year.  The compensation agreements we have entered are negotiated at fixed rates and percentages and do not therefore provide for discretionary compensation.  However, base compensation to our principal financial officer, Robbi Buchholtz is discretionary and is generally reviewed annually by our principal executive officer, Scott Mundt.

Tax Effects of Compensation

None of our executive officers, directors, or employees receives compensation in excess of $1,000,000 and therefore we anticipate the entire amount of our compensation is deductible by the Company as a business expense.  Certain large executive compensation awards are not tax deductible by companies making such awards.  None of our compensation arrangements are likely to reach this cap in the foreseeable future.

Board of Managers

During our 2007 fiscal year, our managers were reimbursed for mileage and actual expenses of attending Board and committee meetings and were provided a per diem fee for services performed on our behalf in the amount of $100 for each regular Board meeting, plus a monthly communications allowance of $25.  In addition, all committee members receive a per diem fee of $50 for each special or committee meeting attended.  The managers of our Board also receive the same membership benefits as other members receive in proportion to their membership interests in the Company.  Our Board approved an increase to the per diem for regular Board meetings for our 2008 fiscal year.  The new per diem for regular Board meetings is $200 per meeting.

Executive Officers

Douglas Van Duyn served as our principal executive officer from March 21, 2003 until August 1, 2007.  On August 1, 2007, Mr. Van Duyn resigned his position as our principal executive officer.  Mr. Van Duyn did not receive a salary or bonus for his services as principal executive officer.  Mr. Van Duyn did not receive any options or other long-term incentive awards and did not receive any health-care, retirement or other benefits, except that he was reimbursed for his out-of-pocket costs and expenses incurred in connection with his position.

Mr. Van Duyn was replaced by Mr. Scott Mundt as our principal executive officer.  Mr. Mundt is compensated based on his employment agreement that was executed in October 2005.  Mr. Mundt receives compensation in the form of a base salary of $90,000 per year and a bonus based on the adjusted earnings of the Company.  Mr. Mundt also receives full payment of his health insurance, dental insurance and full payment of his short term disability insurance.  On a change in control of the Company, Mr. Mundt will receive, pursuant to his employment contract, the amount of his then applicable annual base salary if the proceeds from the change in control are less than one and one-half times the book value of the Company.  If the sale results in a payment of more than one and one-half times the book value of the Company, Mr. Mundt will receive three times his then applicable annual base salary.  Further, should Mr. Mundt be terminated without cause as provided in his employment agreement, he is entitled to a severance payment of three months of his base salary.

Brian Woldt served as our principal financial officer from 2004 until August 1, 2007.  On August 1, 2007, Mr. Woldt resigned his position as our principal financial officer.  Mr. Woldt did not receive a salary or bonus for his services as principal financial officer.  Mr. Woldt did not receive any options or other long-term incentive awards and did not receive any health-care, retirement or other benefits, except that he was reimbursed for his out-of-pocket costs and expenses incurred in connection with his position.

Mr. Woldt was replaced by Mr. Robbi Buchholtz as our principal financial officer.  Mr. Buchholtz began his employment with Dakota Ethanol six years ago as Dakota Ethanol’s controller.  Mr. Buchholtz is compensated with an annual salary that is set by Scott Mundt, the Company’s principal executive officer and Mr. Buchholtz participates in the employee bonus plan with the rest of the qualifying employees.

 Compensation Committee Report

The compensation committee delivered the following report to the Board of the Company on April 24, 2008. The following report of the compensation committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

The compensation committee reviews the Company’s compensation process on behalf of the Company. The committee reviewed and discussed with management the Company’s compensation discussion and analysis as of and for the fiscal year ended December 31, 2007.  Based on the reviews and discussions referred to above, the compensation committee recommended to the Board that the compensation discussion and analysis referred to above be included in the Company’s information statement for the fiscal year ended December 31, 2007.

Compensation Committee
Rick Kasperson, Chairman
Todd Brown
Douglas Van Duyn
Randy Hansen
Ron Alverson
Dale Thompson
Brian Woldt

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth the current beneficial ownership of our capital units, both in terms of equity and voting interests, by managers of the Board, executive officers and nominees to the Board.  No person, including any group, is known to be the beneficial owner of more than 5% of our capital units.

Title of Class	Name and Address(1) of Beneficial Owner	Amount and Nature of Beneficial Ownership	Equity Percent of Class		Voting Percent of Class
Class A Units	Todd Brown(2)	180,000	*	%	*	%
Class A Units	Rick Kasperson(3)	80,000	*		*
Class A Units	Douglas Van Duyn(4)	115,265	*		*
Class A Units	Ronald Alverson(5)	338,250	1.14		*
Class A Units	Brian Woldt	460,000	1.55		*
Class A Units	Randy Hansen	40,000	*		*
Class A Units	Dale Thompson(6)	265,000	*		*
Class A Units	Craig Blindert	—	*		*
Class A Units	Scott Mundt	—	—		—
Class A Units	Robbi Buchholtz	—	—		—
Class A Units	Dale Schut(7)	100,000	*		*
	Total	1,578,515	5.33		*

* Equals Less than 1% of the class.

(1) Addresses for the managers and nominees listed above are set forth under “Information About Nominees” or “Information About Non-nominee Managers.”

(2)  Mr. Brown owns these 180,000 jointly with his wife Michelle D. Brown.

(3) Represents 80,000 units owned by the Kasperson Brothers Partnership of which Rick Kasperson is a fifty percent owner.

(4) Mr. Van Duyn owns these 115,265 units jointly with his wife, Debra Van Duyn.

(5) Represents 338,250 units owned by Ronald Alverson jointly with his wife Sue Alverson.

(6) Mr. Thompson owns these 265,000 units jointly with his wife Glenda Thompson.

(7) Mr. Schut was replaced on the Board by Rick Kasperson at our 2007 Annual Meeting.

BOARD OF MANAGERS COMPENSATION

Managers of our Board are reimbursed for mileage and actual expenses of attending Board and committee meetings and are provided a per diem fee for services performed on our behalf.  Effective on January 1, 2008, we raised the compensation we paid to our board of managers.  Currently, each board member receives a per diem in the amount of $200 for each regular Board meeting attended, including Dakota Ethanol, LLC board meetings, plus a monthly communications allowance of $25.  In addition, all committee members receive a per diem fee of $50 for each special or committee meeting attended, including special and committee meetings of Dakota Ethanol, LLC.  The table below shows the compensation paid to each of our managers for the fiscal year ended December 31, 2007.

MANAGER COMPENSATION

		Annual Compensation
Name	Fiscal Year	Fees Earned or Paid in Cash	All Other Compensation	Total Compensation
		($)	($)	($)
Todd Brown	2007	4,250	0	4,250
Brian Woldt	2007	4,450	0	4,450
Randy Hansen	2007	4,450	0	4,450
Rick Kasperson	2007	925	0	925
Ronald Alverson	2007	4,450	0	4,450
Douglas Van Duyn	2007	4,270	0	4,270
Dale Thompson	2007	4,200	0	4,200
Dale Schut(1)	2007	3,525	0	3,525

(1) Mr. Schut was replaced on the Board by Rick Kasperson at our 2007 Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and managers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, managers and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from our officers and managers, all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the individual managers of our Board or nominees to the Board or executive officers, nor the individual managers of the Board or executive officers of Dakota Ethanol, have entered into, or anticipate entering into, any contractual or other transactions between themselves, Dakota Ethanol or us, except for corn delivery agreements identical to those provided to other members.  As described above with regard to “Executive Compensation,” members of the Lake Area Corn Processors and Dakota Ethanol boards of managers receive per diem fees and reimbursement of expenses for their services.

Pursuant to our operating agreement, we may enter into relationships and agreements with certain related parties so long as a majority of disinterested managers approve the relationship or agreement.  Our operating agreement requires any agreements we have with our members to be on terms no less favorable than we could receive from a disinterested third party.  We have no formal written policy concerning related party transactions, however, we adhere to the requirements of our operating agreement when approving all transactions, including those involving certain parties covered by Item 404 of Regulation S-K.  This procedure would be followed for all contractual relationships the Company enters into, including employment agreements, purchase and sale agreements, and compensation agreements.

ANNUAL REPORT AND FINANCIAL STATEMENTS

The Company’s Annual Report to the Securities and Exchange Commission on Form 10-K, including the financial statements and the notes thereto, for the fiscal year ended December 31, 2007, is posted on the Company’s website at http://www.dakotaethanol.com/lacp.html.

The Company will provide each Member solicited a copy of the Information Statement and Annual Report on Form 10-K without charge upon request.  The written request for such documents should be directed to Alan May, Membership Coordinator, Lake Area Corn Processors, P.O. Box 100, Wentworth, South Dakota 57075.  Such request must set forth a good faith representation that the requesting party was a holder of record or a beneficial owner of capital units in the Company on April 11, 2008.  The 2007 Annual Report on Form 10-K complete with exhibits is also available at no cost through the EDGAR database available from the SEC’s internet site (www.sec.gov).

MEMBER PROPOSALS

In order to be considered for inclusion in next year’s information statement, member proposals must be submitted in writing to the Company by December 31, 2008.  Manager nominations must be made on a Manager Nomination Petition and submitted to the Company by April 1, 2009, unless the Company notifies the members of a different deadline.  The Company suggests that proposals for the 2009 Annual Meeting of members and manager nominations be submitted by certified mail-return receipt requested.

Members who intend to present a proposal at the 2009 Annual Meeting of members without including such proposal in the Company’s information statement must provide the Company notice of such proposal no later than December 31, 2008.  The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If the Company does not receive notice of a member proposal intended to be submitted to the 2009 Annual Meeting by December 31, 2008, the persons named on the ballot accompanying the notice of meeting may vote on any such proposal in their discretion.  However, if the Company does not receive notice of a member proposal intended to be submitted to the 2009 Annual Meeting by December 31, 2008, then the persons named on the ballot may vote on any such proposal in their discretion only if the Company includes in its information statement an explanation of its intention with respect to voting on the proposal.

CODE OF ETHICS

All of the managers of the Company’s Board, officers, and employees, are required to comply with the Company’s Code of Ethics adopted by the Board in 2003.  A copy of the Code of Ethics can be obtained without charge by writing to the Company at the following address:

Membership Coordinator

Lake Area Corn Processors

46269 SD Hwy 34

P.O. Box 100

Wentworth, South Dakota  57075

Amendments and modifications to, and waivers of, the Code of Ethics, will be promptly disclosed to the members, to the extent required under the Exchange Act on a current report on Form 8-K.

FORM OF CLASS A MEMBER—BALLOT

LAKE AREA CORN PROCESSORS, LLC

2008 Annual Meeting

BOARD OF MANAGERS ELECTION

By signing below, I certify that:

•                  I am either the owner or the authorized representative of the owner of Class A Capital Units of Lake Area Corn Processors, LLC, and have full power and authority to vote such capital units; and

•                  I vote such capital units on the following matters as set forth below.

Please place an X or • in the box next to the nominee for which you wish to vote. You must vote for three (3) nominees.  If you check more than three boxes or less than three boxes, your ballot will be void, however, you will be counted for determining whether a quorum is present at the 2008 Annual Meeting.

	For	Against	Abstain

Craig Blindert

☐

☐

☐

Todd Brown	☐	☐	☐

Brian Woldt

☐

☐

☐

Dale Thompson	☐	☐	☐

YOU MUST VOTE FOR THREE (3) NOMINEES

Ballots must be RECEIVED by 5:00 p.m. on Monday, June 9, 2008 at the Company’s office, either by mail or fax or must be hand delivered to the 2008 Annual Meeting in order to valid.

Date:
Signature

Print Name

Date:
Signature

Print Name

If membership units are jointly owned, such as joint ownership between a husband and wife, both joint owners must sign the ballot for it to be valid.